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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                                 ENTEGRIS, INC.
             (Exact name of registrant as specified in its charter)


               Minnesota                              41-1941551
(State of Incorporation or Organization)            (I.R.S. Employer
                                                   Identification No.)

   3500 Lyman Boulevard, Chaska, MN                      55318
(Address of Principal Executive Offices)               (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

     Title of each class                Name of each exchange on which
     to be so registered:               each class is to be registered:

           NA                                          NA

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

Securities Act registration statement file number to which this form relates:
333-33668

Securities to be registered pursuant to Section 12(g) of the Act:


                          Common Stock, $0.01 par value
                                (Title of Class)
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Item 1.  Description of Securities to be Registered

         This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.01 per share (the "Common Stock") of Entegris, Inc., a Minnesota corporation (the "Registrant"). The description of the Common Stock to be registered hereunder is set forth under the caption "Description of Capital Shares" in the Registrant's Registration Statement on Form S-1 and its various Amendments (Registration No. 333-33668) filed with the Securities and Exchange Commission (the "1933 Registration Statement") and is incorporated herein by this reference.

Item 2.  Exhibits

1. Articles of Incorporation of Entegris, Inc. (incorporated herein by reference to Exhibit 3.1 to the 1933 Registration Statement).

2.       By-Laws of Entegris, Inc. (incorporated herein by reference to Exhibit
         3.2 to the 1933 Registration Statement).

3. Specimen of Common Stock certificate (incorporated herein by reference to Exhibit 4.1 to the 1933 Registration Statement).

4. Form of Shareholder Agreement for Fluoroware, Inc. Shareholders in relation to the consolidation of Fluoroware, Inc. and Empak, Inc. to form Entegris, Inc. (incorporated herein by reference to Exhibit 9.1 to the 1933 Registration Statement).

5. Form of Shareholder Agreement for Empak, Inc. Shareholders in relation to the consolidation of Fluoroware, Inc. and Empak, Inc. to form Entegris, Inc. (incorporated herein by reference to Exhibit 9.2 to the 1933 Registration Statement).



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Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized.


Date: June 30, 2000


                                        ENTEGRIS, INC.



                                        By /s/ Stan Geyer
                                           -----------------------------------
                                           Stan Geyer
                                           Chief Executive Officer


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                                  EXHIBIT INDEX

                                                                  Page No. in
                                                                 Sequentially
Exhibit     Description of Exhibit                               Numbered Copy
-------     ----------------------                               -------------


   1.       Articles of Incorporation of Entegris, Inc.
            (incorporated herein by reference to Exhibit
            3.1 to the 1933 Registration Statement).

   2.       By-Laws of Entegris, Inc. (incorporated
            herein by reference to Exhibit 3.2 to the 1933 Registration Statement).

   3.       Specimen of Common Stock certificate
            (incorporated herein by reference to Exhibit
            4.1 to the 1933 Registration Statement).

   4.       Form of Shareholder Agreement for
            Fluoroware, Inc. Shareholders in relation to the consolidation of Fluroware, Inc. and Empak, Inc. to form Entegris, Inc.
            (incorporated herein by reference to Exhibit
            9.1 to the 1933 Registration Statement).

   5.       Form of Shareholder Agreement for Empak,
            Inc. Shareholders in relation to the
            consolidation of Fluoroware, Inc. and Empak, Inc. to form Entegris, Inc. (incorporated herein by reference to Exhibit 9.2 to the 1933 Registration Statement).

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